Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2019

•	Assets under management ended the third quarter at $35.8 billion.
•	Revenue was $37.1 million for the third quarter of 2019.
•	GAAP diluted earnings per share was $0.19 for the third quarter of 2019.
•	Board declared a quarterly dividend of $0.03 per share.

NEW YORK, October 17, 2019 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended September 30,
	2019	2018
	(unaudited)
Basic Net Income	$3,478	$4,262
Basic Earnings Per Share	$0.19	$0.24

Diluted Net Income	$13,768	$15,786
Diluted Earnings Per Share	$0.19	$0.22

	GAAP Basis
	For the Nine Months Ended September 30,
	2019	2018
	(unaudited)
Basic Net Income	$9,944	$11,257
Basic Earnings Per Share	$0.55	$0.63

Diluted Net Income	$39,793	$44,033
Diluted Earnings Per Share	$0.54	$0.61

GAAP diluted net income and GAAP diluted earnings per share were $13.8 million and $0.19 respectively, for the three months ended September 30, 2019, and $15.8 million and $0.22, respectively, for the three months ended September 30, 2018. GAAP diluted net income and GAAP diluted earnings per share were $39.8 million and $0.54, respectively, for the nine months ended September 30, 2019, and $44.0 million and $0.61, respectively, for the nine months ended September 30, 2018.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and nine months ended September 30, 2019 and 2018, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Separately Managed Accounts
Assets
Beginning of Period	$13.9	$13.8	$13.8	$14.6	$14.3
Inflows	0.4	0.2	0.8	2.0	1.8
Outflows	(0.3)	(0.3)	(0.3)	(1.9)	(2.2)
Net Flows	0.1	(0.1)	0.5	0.1	(0.4)
Market Appreciation/(Depreciation)	(0.3)	0.2	0.3	(1.0)	0.7
End of Period	$13.7	$13.9	$14.6	$13.7	$14.6

Sub-Advised Accounts
Assets
Beginning of Period Assets	$21.1	$21.0	$21.2	$22.2	$19.7
Inflows	0.4	0.4	1.0	2.4	3.7
Outflows	(1.4)	(0.6)	(0.5)	(3.3)	(2.4)
Net Flows	(1.0)	(0.2)	0.5	(0.9)	1.3
Market Appreciation/(Depreciation)	(0.3)	0.3	0.5	(1.5)	1.2
End of Period	$19.8	$21.1	$22.2	$19.8	$22.2

Pzena Funds
Assets
Beginning of Period Assets	$2.3	$2.3	$1.9	$2.1	$1.4
Inflows	0.1	0.1	0.2	0.6	0.9
Outflows	—	(0.1)	(0.1)	(0.3)	(0.2)
Net Flows	0.1	—	0.1	0.3	0.7
Market Appreciation/(Depreciation)	(0.1)	—	0.1	(0.1)	—
End of Period	$2.3	$2.3	$2.1	$2.3	$2.1

Total
Assets
Beginning of Period	$37.3	$37.1	$36.9	$38.9	$35.4
Inflows	0.9	0.7	2.0	5.0	6.4
Outflows	(1.7)	(1.0)	(0.9)	(5.5)	(4.8)
Net Flows	(0.8)	(0.3)	1.1	(0.5)	1.6
Market Appreciation/(Depreciation)	(0.7)	0.5	0.9	(2.6)	1.9
End of Period	$35.8	$37.3	$38.9	$35.8	$38.9

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Separately Managed Accounts	$18,548	$18,815	$19,578
Sub-Advised Accounts	14,651	15,057	16,616
Pzena Funds	3,866	3,971	3,386
Total	$37,065	$37,843	$39,580

		For the Nine Months Ended
		September 30,	September 30,
		2019	2018
Separately Managed Accounts		$55,959	$58,820
Sub-Advised Accounts		44,715	49,323
Pzena Funds		11,644	9,037
Total		$112,318	$117,180

Revenue was $37.1 million for the third quarter of 2019, a decrease of 2.1% from $37.8 million for the second quarter of 2019, and a decrease of 6.4% from $39.6 million for the third quarter of 2018.

Included in these amounts for the third quarter of 2019 were performance fees recognized of $0.3 million, compared to $0.3 million for the second quarter of 2019, and $0.8 million for the third quarter of 2018.

Average assets under management for the third quarter of 2019 were $36.0 billion, decreasing 3.0% from $37.1 billion for the second quarter of 2019, and decreasing 6.0% from $38.3 billion for the third quarter of 2018. The decrease from the second quarter of 2019 and the third quarter of 2018 reflects market depreciation and net outflows.

The weighted average fee rate was 0.412% for the third quarter of 2019, increasing from 0.408% for the second quarter of 2019, and decreasing from 0.413% for the third quarter of 2018.

The weighted average fee rate for separately managed accounts was 0.543% for the third quarter of 2019, decreasing from 0.545% for the second quarter of 2019, and decreasing from 0.547% for the third quarter of 2018. The decrease from the second quarter of 2019 and the third quarter of 2018 was primarily driven by a shift in assets to strategies that typically carry lower fee rates.

The weighted average fee rate for sub-advised accounts was 0.292% for the third quarter of 2019, increasing from 0.287% for the second quarter of 2019, and decreasing from 0.302% for the third quarter of 2018. The increase from the second quarter of 2019 reflects an increase in assets in strategies that generally carry higher fee rates. The decrease from the third quarter of 2018 reflects a decrease in performance fees recognized during the third quarter of 2019. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the third quarter of 2019 and second quarter of 2019, we recognized a $0.5 million and $0.5 million reduction in base fees, respectively, related to one client account. A reduction in base fees was not recognized during third quarter of 2018.  To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.680% for the third quarter of 2019, decreasing from 0.694% for the second quarter of 2019, and increasing from 0.668% for the third quarter of 2018. The decrease from the second quarter of 2019 reflects a shift in assets to strategies that typically carry lower fee rates. The increase from third quarter of 2018 reflects a shift in assets towards strategies that typically carry higher fee rates.

Total operating expenses were $19.9 million for the third quarter of 2019, decreasing from $20.3 million for the second quarter of 2019, and increasing from $19.4 million for the third quarter of 2018.  The decrease in operating expenses from the second quarter of 2019 reflects a decrease in general and administrative expenses, primarily driven by a decrease in professional fees.  The increase in operating expenses from the third quarter of 2018 reflects an increase in general and administrative expenses during the third quarter of 2019, primarily driven by increases in occupancy costs and professional fees.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Compensation and Benefits Expense	$16,012	$16,019	$16,122
General and Administrative Expense	3,905	4,254	3,322
Operating Expenses	$19,917	$20,273	$19,444

		For the Nine Months Ended
		September 30,	September 30,
		2019	2018
Compensation and Benefits Expense		$49,220	$47,520
General and Administrative Expense		12,186	9,856
Operating Expenses		$61,406	$57,376

As of September 30, 2019, employee headcount was 119, up from 110 at June 30, 2019, and from 109 at September 30, 2018.

The operating margin was 46.3% for the third quarter of 2019, compared to 46.4% for the second quarter of 2019, and 50.9% for the third quarter of 2018.

Other income/ (expense) was income of less than $0.1 million for the third quarter of 2019, income of $0.6 million for the second quarter of 2019, and income of $0.6 million for the third quarter of 2018.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests. Excluding the outside interests of the Company's investment partnerships, other income/ (expense) was income of less than $0.1 for the third quarter of 2019, income of $0.5 million for second quarter of 2019, and income of $0.6 million for the third quarter of 2018.  Details of other income/ (expense) are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Net Interest and Dividend Income	$431	$360	$286
(Losses)/ Gains and Other Investment Income	(342)	245	346
Other Expense	(75)	(44)	(27)
GAAP Other Income/ (Expense)	14	561	605
Outside Interests of Investment Partnerships[1]	(4)	(38)	(16)
Other Income/ (Expense) Net of Outside Interests	$10	$523	$589

		For the Nine Months Ended
		September 30,	September 30,
		2019	2018
Net Interest and Dividend Income		$1,070	$509
(Losses)/ Gains and Other Investment Income		1,498	(144)
Other (Expense)/ Income		(174)	(22)
GAAP Other (Expense)/ Income		2,394	343
Outside Interests of Investment Partnerships[1]		(170)	(13)
Other Income/ (Expense) Net of Outside Interests		$2,224	$330

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $0.2 million for the third quarter of 2019, $1.8 million for the second quarter of 2019, and $1.3 million for the third quarter of 2018.  The third quarter of 2019 income tax expense reflects a $1.6 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The third quarter of 2018 income tax expense reflects $0.5 million of such benefit. The third quarter of 2018 also reflects a corporate income tax benefit associated with a one-time adjustment to the deferred tax asset.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Corporate Income Tax Expense	$1,124	$1,051	$867
Unincorporated and Other Business Tax Expense	(878)	785	427
Income Tax Expense	$246	$1,836	$1,294

		For the Nine Months Ended
		September 30,	September 30,
		2019	2018
Corporate Income Tax Expense		$3,540	$3,674
Unincorporated and Other Business Tax Expense		613	2,003
Income Tax Expense		$4,153	$5,677

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Operating Company Allocation	$13,434	$12,893	$15,169
Outside Interests of Investment Partnerships[1]	4	38	16
GAAP Net Income Attributable to Non-Controlling Interests	$13,438	$12,931	$15,185

		For the Nine Months Ended
		September 30,	September 30,
		2019	2018
Operating Company Allocation		$39,039	$43,200
Outside Interests of Investment Partnerships[1]		170	13
GAAP Net Income Attributable to Non-Controlling Interests		$39,209	$43,213

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On October 15, 2019, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       October 29, 2019

Payment Date:    November 22, 2019

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.58 per share of its Class A common stock.

Third Quarter 2019 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Friday, October 18, 2019.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through November 1, 2019, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 8, 2019 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and Cash Equivalents	$35,685	$38,099
Restricted Cash	1,033	1,028
Due from Broker	—	64
Advisory Fees Receivable	30,392	32,590
Investments	53,274	50,470
Prepaid Expenses and Other Assets	4,176	6,099
Right-of-use Assets	13,748	—
Deferred Tax Asset	33,695	37,232
Property and Equipment, Net of Accumulated
Depreciation of $4,495 and $3,724, respectively	5,696	5,394
TOTAL ASSETS	$177,699	$170,976

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$31,935	$37,266
Due to Broker	—	360
Liability to Selling and Converting Shareholders	32,389	32,389
Lease Liabilities	14,135	—
Deferred Compensation Liability	3,590	1,845
Other Liabilities	—	108
TOTAL LIABILITIES	82,049	71,968

Equity:
Total Pzena Investment Management, Inc.'s Equity	28,752	33,002
Non-Controlling Interests	66,898	66,006
TOTAL EQUITY	95,650	99,008
TOTAL LIABILITIES AND EQUITY	$177,699	$170,976

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUE	$37,065	$39,580	$112,318	$117,180

EXPENSES
Compensation and Benefits Expense	16,012	16,122	49,220	47,520
General and Administrative Expense	3,905	3,322	12,186	9,856
TOTAL OPERATING EXPENSES	19,917	19,444	61,406	57,376
Operating Income	17,148	20,136	50,912	59,804

Other Income	14	605	2,394	343

Income Before Taxes	17,162	20,741	53,306	60,147

Income Tax Expense	246	1,294	4,153	5,677
Consolidated Net Income	16,916	19,447	49,153	54,470

Less: Net Income Attributable to Non-Controlling Interests	13,438	15,185	39,209	43,213

Net Income Attributable to Pzena Investment Management, Inc.	$3,478	$4,262	$9,944	$11,257

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$3,478	$4,262	$9,944	$11,257
Basic Earnings per Share	$0.19	$0.24	$0.55	$0.63
Basic Weighted Average Shares Outstanding	17,851,780	17,489,380	18,000,234	17,752,788

Net Income for Diluted Earnings per Share	$13,768	$15,786	$39,793	$44,033
Diluted Earnings per Share	$0.19	$0.22	$0.54	$0.61
Diluted Weighted Average Shares Outstanding	73,649,468	71,677,806	74,022,533	71,934,411